UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 9, 2010
Aeropostale, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31314	31-1443880

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

112 West 34th Street, 22nd Floor, New York, NY	10120

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (646) 485-5398
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.03. Amendment to Articles of Incorporation or By-laws.
On March 9, 2010, the Board of Directors of Aeropostale, Inc. (the “Company”) approved and adopted the Amended and Restated By-Laws of the Company (the “By-Laws”). The amendments included in the Amended and Restated By-Laws, among other things:
- require that stockholders must provide prior notice of their intention to nominate directors or conduct other business at an annual or special meeting in accordance with the time periods set forth in the By-Laws;
- require that stockholders who nominate directors or make other proposals disclose their derivative positions and other economic interests in the Company in addition to disclosing their actual beneficial ownership of Company voting stock; and
- include other technical, clarifying and conforming changes.
The foregoing summary is qualified in its entirety by reference to the By-Laws, filed herewith as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits
     3.1 Amended and Restated By-laws of Aeropostale, Inc. effective March 9, 2010.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeropostale, Inc.
Date: March 15, 2010	By:	/s/ Edward M. Slezak
		Name:	Edward M. Slezak